UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2010

NCI, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51579	20-3211574
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11730 Plaza America Drive, Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 707-6900

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 10, 2010, Ms. Judith L. Bjornaas, Chief Financial Officer and Treasurer of NCI, Inc. (the “Company”) notified the Company that she would resign from her officer position effective December 7, 2010. Ms. Bjornaas’ resignation is not the result of any disagreement with the policies, practices or procedures of the Company. The Company has commenced a search for a successor.

A copy of the press release, dated November 15, 2010, announcing the resignation of Ms. Bjornaas is attached hereto as Exhibit 99.1

ITEM 9.01:    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit 99.1	NCI, Inc. Press Release dated November 15, 2010 announcing the resignation of Judith L. Bjornaas

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCI, Inc.

Date: November 15, 2010	By:	/s/ Michele R. Cappello
Michele R. Cappello
Senior Vice President and General Counsel